Exhibit 99.1

                              OFFICER'S CERTIFICATE
                    REGARDING ANNUAL STATEMENT OF COMPLIANCE

Morgan Stanley ABS Capital I Inc. Trust 2005-NC1
Mortgage Pass-Through Certificates, Series 2005-NC1

            I, Kevin Cloyd, hereby certify that I am a duly appointed Executive Vice President of New Century Mortgage Corporation (the "Company"), and further certify as follows:

            1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as depositor, HomEq Servicing Corporation, as servicer, Chase Home Finance LLC, as servicer, the Company, as servicer, NC Capital Corporation, as responsible party and Deutsche Bank National Trust Company, as trustee.

            2. I have reviewed the activities of the Company during the preceding year and the Company's performance under the Pooling and Servicing Agreement and to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Pooling and Servicing Agreement throughout the year.

            Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.


Dated: March 15, 2006
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            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                             By: /s/ Kevin Cloyd
                                                 -------------------------------
                                             Name:  Kevin Cloyd
                                             Title: Executive Vice President

            I, Joseph Tortorelli, an Assistant Secretary of the Company, hereby certify that Kevin Cloyd is a duly elected, qualified, and acting Executive Vice President of the Company and that the signature appearing above is his genuine signature.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                             By: /s/ Joseph Tortorelli
                                                 -------------------------------
                                             Name:  Joseph Tortorelli
                                             Title: Assistant Secretary